                                                                                Exhibit 99.1

Investors:                      MBS Value Partners, LLC
        Betsy Brod, (212) 750-5800
MILLENNIUM CELL ISSUES CONVERTIBLE PREFERRED STOCK TO
THE DOW CHEMICAL COMPANY
 --Issuance In Connection With Achievement of Milestone 2--

Eatontown, N.J. – September 7, 2007 -- Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, today announced that the Company has issued 113,746 shares of series A2-2 Convertible Preferred Stock to The Dow Chemical Company (“Dow”) for their contribution of human resources and intellectual property associated with the achievement of Milestone 2 under their joint development program.  The series A2-2 is convertible into common stock on a ratio of 10 common shares for each preferred share.

In February 2005, Millennium Cell and Dow entered into a three-year, milestone-driven joint development program to collaborate on the development and commercialization of portable fuel cell systems for use in consumer electronics and military applications.  On July 26, 2007, Millennium Cell and Dow announced the achievement of Milestone 2 with the delivery to the U.S. Air Force of Protonex Technology Corporation’s ProCore™ C50 and C720 fuel cell power products utilizing Millennium Cell’s Hydrogen on Demand® technology which triggered this issuance of convertible preferred shares.

Millennium Cell and Dow have been collaborating on an innovative hydrogen storage technology (Solid State HOD™) which has unlimited shelf life, no moving parts, and can significantly extend the runtime of fuel cell powered consumer electronics devices. Based on the results to date, the companies have modified their joint development program in several ways including making Milestone 3 the final milestone and revising Milestone 3 to focus exclusively on Solid State HOD™ for consumer electronics applications.

The Current Report on Form 8-K filed today by Millennium Cell discloses the issuance of the Company’s Series A-2 Preferred Stock made in consideration for the achievement of the second milestone and provides additional information with respect to such issuance.

About Millennium Cell
Millennium Cell is a leader in the development of hydrogen battery technology used to power portable applications. Through its proprietary Hydrogen on Demand® fuel cartridges and PowerSkin™ fuel cell modules, the Company provides increased energy density resulting in longer runtime and lighter weight in a compact space. The Company is working with market partners to meet the demand for a better battery in the military, medical, industrial and consumer electronics markets. For more information, visit www.millenniumcell.com.

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Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks.  Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements.  These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Investment Considerations” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2006.

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